UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 28, 2008

RAE Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31783	77-0280662
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
3775 North First Street
San Jose, California 95134
408-952-8200
(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On March 28, 2008, RAE Systems Inc. (the “Company”) committed to and announced a ten percent reduction of its Americas’ workforce in order to reduce expenses, to take effect immediately. In connection with one time termination benefits expected to be paid by the Company as a result of this workforce reduction, the Company expects to record approximately an aggregate of $100,000 in severance costs in the first quarter of 2008.
     The press release issued on March 28, 2008 is attached as Exhibit 99.1 hereto.
Item 2.06. Material Impairments.
     The information set forth under Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press release dated March 28, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 27, 2008

RAE SYSTEMS INC.
By:	/s/Randall Gausman
	Name:	Randall Gausman
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 28, 2008.